APPENDIX A

Fund	Advisory Fee[1]	Approval Date*
North Square Advisory Research Small Cap Value Fund	0.70%	10/27/2021
North Square Advisory Research Small Cap Growth Fund	0.70%	10/27/2021

* Approval Date represents the date of Board approval for each listed Fund. The effective date of the Advisory Agreement for each listed Fund is 1/11/22.

1 The average daily net assets of each applicable Fund shall be calculated in the same manner as described in the Fund’s prospectus.

APPENDIX B

Fund	Sub-Advisory Fee[1]	Approval Date*
North Square Advisory Research Small Cap Value Fund	0.35%	9/26/2019
North Square Advisory Research Small Cap Growth Fund	0.35%	10/27/2021

* Approval Date represents the date of Board approval for each listed Fund. The effective date of the Sub-Advisory Agreement for the North Square Advisory Research Small Cap Value Fund is 2/24/20. The effective date of the Sub-Advisory Agreement for the North Square Advisory Research Small Cap Growth Fund is 1/11/22.

1 The average daily net assets of each applicable Fund shall be calculated in the same manner as described in the Fund’s prospectus.